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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
Yellow Corporation:

We consent to the use of our reports dated January 23, 2003, with respect to the consolidated balance sheets of Yellow Corporation (the Company) and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows, shareholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus. Our reports include an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, discussed in the Goodwill and Intangibles note to the financial statements.

KPMG LLP



Kansas City, Missouri
October 7, 2003